EXHIBIT 3

Voting Your ADP Shares – Q&A

ADP associates who are ADP stockholders have been receiving Proxy materials at their mailing addresses, including WHITE Proxy Cards to vote for ADP’s Board of Directors and other important matters. This vote will be finalized at ADP’s Annual Meeting of Stockholders on November 7, 2017.

The following Q&A may help associates understand these materials to be able to vote their shares.

Question: Why am I receiving a mailing at my home regarding the upcoming annual meeting?
•	ADP associates who own shares of ADP are receiving proxy materials with a WHITE proxy card or WHITE voting instruction form to vote for members of ADP’s Board of Directors.
•	In addition to the reelection of our current ADP Board of Directors, there are other important items that require your vote (see below).

Question: How should I vote to support ADP Management?
•	ADP’s Board of Directors recommends that all ADP stockholders vote the WHITE proxy card or WHITE voting instruction form:
o	“FOR” all of ADP’s Directors (Proposal 1)
o	“FOR” Proposal 2
o	“ONE YEAR” on Proposal 3
o	“FOR” Proposal 4
o	“AGAINST” Proposal 5

Question: Why am I being asked to do this?
•	As you may have heard, the activist hedge fund Pershing Square has nominated three members to ADP’s Board of Directors. Our Board believes these nominees do not have the experience to appropriately evaluate or manage the risk associated with the pace of change Pershing Square has proposed. The ADP Board recommends that ADP shareholders vote FOR the current 10 members of the ADP Board who are up for reelection.

Question: When should I vote?
•	You will help ADP by voting as soon as possible. No matter how many or how few shares you own, your vote is important.

Question: Should I vote against Pershing Square’s nominees on the Gold card?
•	No. Discard any Gold proxy card.
•	If you vote using the Gold proxy card or voting instruction form (even if you mark “withhold” on Pershing Square’s nominees), it will not support the election of ADP’s Directors and will cancel any vote you previously cast using the WHITE proxy card or WHITE voting instruction form.
•	ADP recommends you vote FOR all 10 ADP Directors on the WHITE proxy card or WHITE voting instruction form.
•	If you inadvertently returned a Gold proxy card or Gold voting instruction form, you can always cancel that vote by submitting a later-dated vote using a WHITE proxy card or WHITE voting instruction form by mail, by phone or online. Only your latest-dated vote counts.

Question: Why am I receiving hard copies this year? I usually get materials delivered electronically. Will my preferences revert next year?
•	Because there is a proxy contest this year, shareholders are receiving hard copy mailings instead of e-mails. No matter how many or how few shares you own, your vote is important.
•	Your preferences will remain unchanged for future shareholder meetings. If you have opted for electronic delivery of your annual proxy materials, you will continue to receive materials electronically for next year’s Annual Meeting.

Question: I received multiple proxy packages and multiple WHITE proxy cards.  Why?
•	You will receive a voting package for each account in which you hold ADP shares.
•	Each package may have different voting instructions depending on the nature of each account you own, and only counts for the shares in that particular account. It’s important that you follow the voting instructions on the WHITE proxy card or WHITE voting instruction form for each package you receive.
•	You may also receive voting packages from Pershing Square that have a Gold proxy card. DISCARD any voting package that contains a Gold proxy card.

Question: Why would I hold ADP shares in different accounts?
•	You may have multiple accounts holding ADP shares. It’s not uncommon. These may include:
o	Accounts with Wells Fargo, our transfer agent (e.g., service award shares)
o	Accounts with Fidelity, the administrator of our employee stock purchase plan and our equity plan
o	Personal brokerage account(s)
•	Each account that holds ADP shares is required to send you a voting package.

Question: If I received multiple proxy packages, can I just vote one card?
•	No. You must vote the WHITE proxy card or WHITE voting instruction form for EACH ACCOUNT in which you own ADP shares.
•	If you own ADP shares in multiple accounts, you will receive a voting package for each account.
•	Each package may have different voting instructions, and only counts for the shares in that particular account. It’s important to follow the voting instructions on the WHITE proxy card or WHITE voting instruction form for each package you receive.
•	Even if you end up voting the same accounts again, that’s ok – your shares will only be counted once, and only your latest vote counts.

Question: Why are the voting instructions in each proxy package different?
•	If you hold ADP shares in accounts at multiple financial institutions, each account may have different voting instructions.
•	In fact, different accounts within a single financial institution may have different voting instructions.
•	You must follow the voting instructions on the WHITE proxy card or WHITE voting instruction form for each account in which you hold ADP shares.

Question: I have already voted.  Why am I getting additional letters and the same White proxy cards again? Do I need to vote again?
•	Yes. We recommend that you vote all of the WHITE proxy cards or WHITE voting instruction forms you receive. Because of the importance of this year’s vote, you will receive additional letters from ADP with additional WHITE proxy cards or WHITE voting instruction forms. Each mailing contains information about the issues involved in the proxy contest that we believe shareholders should know about.
•	Only your latest-dated vote counts. If you already voted a Gold proxy card, submit a new later-dated WHITE proxy card to cancel the Gold vote.
•	If you are sure you have already voted a WHITE proxy card or WHITE voting instruction form in line with the Board’s recommendations for each of your accounts, you do not need to vote again. However, given the importance of your vote this year, we think it is better to be cautious and vote again.

Question: I received a phone call from a company asking if I had received my voting materials and if I had any questions.  I have never received calls like this in the past – why am I getting them now?
•	ADP is working with a company called Innisfree to contact our stockholders and encourage them to vote their WHITE proxy cards or WHITE voting instruction forms.
•	You may continue to receive calls like this in advance of the Annual Meeting on November 7, 2017.

IT IS FAST AND EASY TO VOTE ONLINE, BY PHONE OR BY MAIL. CHECK YOUR WHITE PROXY CARD FOR INSTRUCTIONS AND VISIT VOTEADP.COM AND CLICK ON HOW TO VOTE TO GET STARTED.

IF YOU HAVE ANY OTHER QUESTIONS ABOUT VOTING YOUR SHARES, YOU CAN CONTACT INNISFREE (WHO IS WORKING WITH ADP ON THIS PROXY VOTE) TOLL-FREE AT 877-750-0510.

ADDITIONAL INFORMATION
ADP, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2017 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. The proxy statement and other relevant documents filed by ADP with the SEC are also available, without charge, by directing a request to ADP’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022; call tollfree: (877) 750-0510 or call collect: (212) 750-5833. Copies will also be available at no charge at the Company’s website at www.adp.com.

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